Exhibit 99.1

News Release
One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: February 10, 2015, 6:00 a.m. ET	Contact:	Jack Isselmann, Public Relations
Mark Rittenbaum, Investor Relations
Phone: (503) 684-7000

Greenbrier Provides Intra-Quarter Business Update

~ GBX reaffirms FY 2015 delivery, revenue and EPS guidance ~

~ Discloses FY 2015 EBITDA guidance of $400-$415 million ~

~ Business outlook remains strong ~

Lake Oswego, Oregon, February 10, 2015 – The Greenbrier Companies, Inc. (NYSE:GBX) today disclosed Adjusted EBITDA(1) guidance in the range of $400-$415 million for its fiscal year ending August 31, 2015. The disclosure of this new metric complements the financial guidance previously announced on January 7, 2015 and reaffirmed today. Based on current business trends and industry forecasts, Greenbrier continues to believe for its fiscal year 2015:

•	Deliveries will be approximately 21,000 units

•	Revenue will be approximately $2.6 billion, which excludes revenue from GBW Railcar Services as it is accounted for under the equity method of accounting

•	Diluted EPS will be in the range of $5.20 to $5.50

The introduction of Adjusted EBITDA guidance and reiteration of delivery, revenue and diluted EPS guidance reaffirms a strong business outlook for GBX in FY2015.

William A. Furman, president and chief executive officer, said, “Overall, our business fundamentals are solid. Our diverse new railcar backlog of 41,200 units as of November 30, 2014 provides good visibility in 2015 and beyond. We are confident that Greenbrier is well-positioned to capitalize on market and regulatory trends and to take advantage of a number of established and emerging opportunities. We remain on track to achieve our fiscal 2015 guidance and longer-term goals of at least 20% aggregate gross margin and 25% ROIC by the second half of fiscal 2016.”

Similar to previous years, financial results in the second half of the year are expected to be stronger than the first half. Also, while gross margins are expected to increase overall, management does not believe its track will be linear.

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Upcoming Investor Events

Greenbrier will present at the 2015 Transportation & Logistics Conference hosted by Stifel on February 10 – 11, 2015; the presentation will be webcast live, beginning at 10:45 am EST, on Tuesday, February 10th. Greenbrier will also present at the 30th Annual Transportation Services Conference hosted by BB&T on February 11 – 12, 2015; the presentation will be webcast live, beginning at 1:45 pm EST on Wednesday, February 11th. To access the webcasts and supplemental slides, register at the “Investor Relations” section on the home page of the Greenbrier website. The presentation will be archived for 90 days.

(1)	Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings (before non-controlling interest) before interest and foreign exchange, income tax expense, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

About Greenbrier Companies

Greenbrier, (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. We build new railroad freight cars in our 4 manufacturing facilities in the U.S. and Mexico and marine barges at our U.S. manufacturing facility. Greenbrier also sells reconditioned wheel sets and provides wheel services at 9 locations throughout the U.S. We recondition, manufacture and sell railcar parts at 4 U.S. sites. Greenbrier is a 50/50 joint venture partner with Watco Companies, LLC in GBW Railcar Services, LLC which repairs and refurbishes freight cars at 39 locations across North America, including 14 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through our operations in Poland. Greenbrier owns approximately 8,500 railcars, and performs management services for approximately 238,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; uncertainty or changes in the credit markets and financial services industry; high levels

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of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, inefficiencies associated with expansion or start-up of production lines or increased production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

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